UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

Chinook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37345	94-3348934
(Commission File No.)	(IRS Employer Identification No.)

1600 Fairview Avenue East, Suite 100

Seattle, WA

(Address of principal executive offices)

98102

(Zip Code)

Registrant’s telephone number, including area code: (206) 485-7051

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KDNY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Effective as of June 15, 2021, Chinook Therapeutics, Inc. (the “Company”) entered into a sublease agreement (the “Sublease”) with Wireless Advocates, LLC (the “Sublessor”), for approximately 25,903 square feet, located at 400 Fairview Avenue, Seattle, WA (the “Premises”). The Company expects to use the Premises as its new corporate headquarters.  The commencement date for the Sublease is July 1, 2021, and it will expire on April 30, 2026.  The Sublease is subordinate to the lease agreement, effective May 13, 2015, as amended, between the Sublessor and 400 Fairview LLC (the “Landlord”). The aggregate estimated base rent payments due over the term of the Sublease is approximately $5.5 million.

The Company will post a security deposit of approximately $324,000 in the form of a letter of credit, which is subject to use by the Sublessor under certain circumstances, per the terms of the Sublease.  The Sublease contains customary provisions requiring the Company to pay its pro rata share of operating expenses and certain taxes, assessments and fees related to the Premises and provisions allowing the Sublessor to terminate the Sublease upon the termination of the lease with the Landlord or if the Company fails to remedy a breach of certain of its obligations within specified time periods.

The foregoing description of the Sublease is qualified in its entirety by reference to the Sublease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Sublease is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2021		Chinook Therapeutics, Inc.

	By:	/s/ Eric L. Dobmeier
Eric L. Dobmeier
President and Chief Executive Officer